UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 16, 2004

KIMBALL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506

(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 16, 2004, Kimball International, Inc. (the "Company") made performance share awards to officers, including executive officers James C. Thyen, Douglas A. Habig, Robert F. Schneider, Donald D. Charron, P. Daniel Miller and J. Brent Elliott, pursuant to the Company's 2003 Stock Option and Incentive Plan, and the Company and each such officer entered into a Performance Share Award Agreement. The following description is a brief summary of the material terms and conditions of the performance share awards. This summary is not intended to be complete, and is qualified in its entirety by reference to the Form of Performance Share Award Agreement included as Exhibit 10.1 to this report and incorporated herein by reference. Reference is also made to the Company's 2003 Stock Option and Incentive Plan, as set forth as Appendix A to the Company's Definitive Proxy Statement for its 2003 Annual Meeting of Share Owners, filed with the Securities and Exchange Commission on September 10, 2003, for additional terms of the performance share awards.

Under the award, a number of shares of the Company's Common Stock are awarded subject to achieving performance levels. Performance levels are computed under the Company's Profit Sharing Bonus Plan which is described under the caption "Cash Bonus Plan" in the Company's Definitive Proxy Statement for its 2004 Annual Meeting of Share Owners, filed with the Securities and Exchange Commission on September 8, 2004. Actual shares issued under the award are determined by multiplying the shares under this award times the percent of bonus computed for each officer. The officer must be a full time employee of the Company at the time shares are issued except for death, permanent disability or retirement at age 62 or older. The officer may elect to have shares withheld in payment of required withholding taxes.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Form of Performance Share Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider

ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer, Treasurer

Date: September 16, 2004

Kimball International, Inc.
Exhibit Index

Exhibit No.	Description

10.1	Form of Performance Share Award Agreement